EXHIBIT 99.1

VirnetX Regains Listing Compliance with NYSE Amex

Full Concentration on Licensing and GABRIEL Beta

SCOTTS VALLEY, Calif. – October 13, 2009 – VirnetX Holding Corporation (NYSE Amex: VHC), a secure real-time communications and collaboration technology company, today announced that it had received a letter from the NYSE Amex confirming that based upon a review of publicly available information, it has now resolved the continued listing deficiencies referenced in the NYSE Amex’s letter dated April 30, 2009.  The Exchange noted that the Company’s continued listing eligibility will continue to be assessed on an ongoing basis.

“We are very pleased to have resolved deficiencies with the NYSE Amex,” said Kendall Larsen, VirnetX’s president and CEO.  “It’s important that our stock holders know that we are in compliance with the Exchange especially as we embark upon licensing and prepare to Beta test the GABRIEL Connection Technology.”

About VirnetX

VirnetX Holding Corporation, a secure real-time communications and collaboration technology company, is engaged in commercializing its patent portfolio by developing a licensing program, as well as developing software products designed to create a secure environment for real-time communications such as instant messaging and Voice over Internet Protocol.  The Company’s patent portfolio includes over 25 U.S. and foreign patents and pending applications which specifically cover the Company’s unique GABRIEL Connection Technology. For more information, please visit http://www.virnetx.com.

Safe Harbor Agreement

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates," "will," “prepared to,” or "plans" to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including those under the heading "Risk Factors" in the Company's Annual Report on Form 10-K filed with the SEC on March 31, 2009.

Contact:

Greg Wood
VirnetX Holding Corporation
831.438.8200
greg_wood@virnetx.com